Exhibit 10.6

PREFERRED PROVIDER TERMINATION AGREEMENT Dated as of October 6, 2006 entered into between BCE Inc. (“BCE”), Mobile Satellite Ventures (Canada) Inc. (“Canadian License Co.”) and Mobile Satellite Ventures LP (“MSV LP”).

RECITALS

BCE, Canadian License Co. and MSV LP entered into a Preferred Provider Agreement dated November 12, 2004, as amended by an Acknowledgement Regarding BCE Preferred Provider Agreement (the “Acknowledgement”) dated as of May 11, 2005 between BCE, Canadian License Co., MSV LP and TerreStar (together, the “BCE PPA”).

The Acknowledgement also established a separate preferred provider relationship between BCE and TerreStar Networks Inc. (“TerreStar”).

The parties have agreed to terminate the BCE PPA among BCE, Canadian License Co. and MSV LP as set forth hereinafter.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of ten dollars paid by each party to the others, and other good and valuable consideration, mutually given and received, the parties agree as follows:

1.	INTERPRETATION

1.1	Capitalized terms used herein and defined in the BCE PPA have the meaning ascribed to such terms in the BCE PPA unless otherwise defined herein.

1.2	This Termination Agreement is governed by, and construed in accordance with, the laws of the State of New York applicable therein.

2.	TERMINATION OF THE BCE PPA

2.1	The BCE PPA is hereby terminated. Nothing herein shall be construed to alter or diminish the rights or obligations between BCE and TerreStar under the Acknowledgement.

2.2	BCE, Canadian License Co. and MSV LP hereby release and forever discharge each other and each of their respective subcontractors, shareholders, directors, officers, employees and agents in respect of any claims, actions, causes of action, suits, disputes, damages, obligations, liabilities, attorney’s fees and costs of whatever nature, past, present or future, known or unknown, arising out of or related to the termination of the BCE PPA or the performance or non-performance of the BCE PPA up to the date hereof.

3.	EFFECTIVENESS

3.1	After its execution by the parties, this Termination Agreement will be effective as of the date and year first-above written.

3.2	This Termination Agreement may be executed in any number of counterparts and in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Termination Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Termination Agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AS OF THE DATE AND YEAR FIRST-ABOVE WRITTEN

BCE INC.		MOBILE SATELLITE VENTURES LP, by its General Partner, MOBILE SATELLITE VENTURES GP INC.

By:	/s/ L. Scott Thomson	By:	/s/ Randy Segal
Name:	L. Scott Thomson	Name:	Randy Segal
Title:	Executive Vice President,	Title:	Senior Vice President and General Counsel
Corporate Development

MOBILE SATELLITE VENTURES (CANADA) INC.

By:	/s/ Beth Creary
Name:	Beth Creary
Title:	Secretary

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